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                                                                    EXHIBIT 23.3



                         CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1997, with respect to the consolidated financial statements of Mark Twain Bancshares, Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Mercantile Bancorporation Inc. for the registration of $500,000,000 Debt Securities of Mercantile Bancorporation Inc.





April 21, 1997
St. Louis, Missouri